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Exhibit 5.2

CONSENT OF FASKEN MARTINEAU DUMOULIN LLP

        We hereby consent to the reference to our opinions under "Certain Canadian Federal Income Tax Considerations" in the Registration Statement on Form F-10 of Gammon Lake Resources Inc. In giving this consent, we do not acknowledge that we come within the category of persons whose consent is required by the U.S. Securities Act of 1933, as amended, or the rules and regulations thereunder.

Toronto, Canada December 17, 2004	/s/ FASKEN MARTINEAU DUMOULIN LLP Fasken Martineau DuMoulin LLP

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  Exhibit 5.2